UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2008

VERINT SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-049790	11-3200514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Verint Systems Inc. (“Verint” or the “Company”) has completed its independent investigation of stock option matters, certain accounting and other business practices. The Audit Committee has prepared a comprehensive report, which has been presented to the Board and adopted by the Audit Committee.

Background

The Stock Options Allegations

Prior to Verint’s initial public offering in May 2002, Verint was a wholly-owned subsidiary of Comverse Technology, Inc. (“Comverse”) and, as a result, during that period certain Verint employees received from Comverse options to purchase Comverse common stock. On March 14, 2006, the Board of Directors of Comverse, then the 57% and now the 64% stockholder of Verint, on a fully diluted basis, announced the creation of a special committee (the “Comverse Special Committee”) composed of outside Comverse directors. The Comverse Special Committee was established to review matters relating to Comverse’s past stock option grant practices, including the accuracy of the stated dates of Comverse option grants and whether Comverse followed all proper corporate procedures.

Although there were no allegations or evidence suggesting that measurement dates for options to acquire Verint common stock differed from the recorded grant dates, Verint voluntarily conducted an internal review of its own stock option grant practices to determine whether backdating occurred. No such conduct was uncovered. In addition, no evidence of any such conduct was discovered by the Audit Committee as part of its independent investigation. In fact, the evidence reported in the independent investigation supported the authenticity of all Verint stock option grant dates.

On January 29, 2008, Comverse announced that the Comverse Special Committee completed its investigation of employee stock option practices and certain other accounting issues and reported the Comverse Special Committee’s findings on a Current Report on Form 8-K.

The Accounting and Business Practices Allegations

On November 14, 2006, Comverse announced that the Comverse Special Committee expanded its investigation into certain non-option related accounting matters, including possible revenue recognition errors, errors in recording of certain deferred tax assets, expense misclassification, misuse and manipulation of accounting reserves and understatement of sales backlog. As described in more detail below, these matters were first brought to the attention of the Audit Committee in November 2006. Following the expansion of the Comverse Special Committee investigation, the Audit Committee commenced its own investigation into similar non-stock option matters, including accounting reserves, income statement expense reclassification and revenue recognition.

Verint learned that former Comverse Chief Financial Officer, David Kreinberg, had alleged, among other things, that Comverse reserves were manipulated to achieve desired earnings per share.1 Mr. Kreinberg further alleged that as part of the consolidation process, after receiving the reserve numbers from Comverse subsidiaries, he would speak with the subsidiaries’ controllers or chief financial officers to see if they could come up with increased reserves. Each subsidiary would, on occasion, resubmit the numbers to Mr. Kreinberg with greater reserves. According to Mr. Kreinberg, this practice was discontinued in the 2002 to 2003 time period.

[1]

At the request of the U.S. Attorney, the information provided to the Comverse Special Committee by Mr. Kreinberg was delivered in proffers by his attorney to counsel for the Comverse Special Committee.

These allegations potentially implicated Verint in three ways. First, because Comverse financial statements are prepared on a consolidated basis, Verint’s operating results and reserves are embedded in those financial statements. Second, Mr. Kreinberg alleged that he communicated with pertinent personnel at the subsidiaries, including Verint. Finally, Mr. Kreinberg also indicated that the practice of manipulating reserves pre-dated his tenure as Chief Financial Officer. The Comverse Chief Financial Officer prior to Mr. Kreinberg was Igal Nissim, who served as Verint’s Chief Financial Officer from 1999-2006.

Further allegations by Mr. Kreinberg suggested that Comverse publicly underreported its sales backlog in order to avoid potential Wall Street concerns that Comverse’s sales backlog was growing too rapidly. Verint did not publicly report its backlog in its SEC reports, but did report backlog to Comverse on a quarterly basis and gave a general indication of backlog during investor conference calls. A final set of allegations made by Mr. Kreinberg concerned the reclassification of certain expenses. Mr. Kreinberg alleged that expenses had been reclassified among Selling, General & Administrative (“SG&A”), Cost of Goods Sold (“COGS”) and Research and Development (“R&D”) expenses in an effort to ensure that Comverse’s expenses would appear to grow in a measured and consistent manner.

In addition to the foregoing, the Audit Committee also investigated allegations brought to its attention from other sources that certain “earnings management” procedures were used to manipulate financial results. For example, it was alleged that products at Verint were shipped in a particular quarter even though they were not ready to be shipped, or that they were shipped later than when the customers wanted so that the Company could recognize the revenue from these sales at the most advantageous time.

The Independent Investigation Process

A comprehensive work plan to investigate each of the foregoing allegations, covering the periods from the fiscal year ended January 31, 1998 to January 31, 2006, was developed by Loeb & Loeb LLP (“Loeb”), legal counsel to the Audit Committee. Loeb was assisted by a forensic accounting team from BDO Seidman, LLP (“BDO”). The work plan was reviewed by Deloitte & Touche LLP (“D&T”), Verint’s independent registered public accounting firm, and approved by the Audit Committee in February 2007. The Audit Committee later expanded the work plan to include the fiscal year ended January 31, 2007.

To assist in the independent investigation, Loeb engaged technology experts to direct and supervise the collection and analytical review of electronic documentation. Over 5 million documents were collected and, after filtering the documents for relevance, approximately 576,000 documents were reviewed. The Audit Committee and Loeb conducted interviews with 27 current and former Company employees, as well as D&T personnel. In addition, representatives of the Audit Committee interfaced frequently with Verint personnel worldwide.

Following is a summary of the significant findings of the investigation, in connection with the various stock option, business practice and accounting allegations.

Results of Investigation – Review of Verint Stock Option Practices

Unlike practices at Comverse described above, no evidence of any options backdating with respect to Verint stock options was discovered as part of the management conducted investigation or by the Audit Committee as part of its independent investigation. The evidence reported in the independent investigation supported the authenticity of all Verint stock option grant dates. As previously disclosed by Verint, based on its internal review and the Audit Committee’s independent investigation, Verint believes that all stock options issued by Verint were granted at fair market value on the date of grant and the related accounting for these stock options in Verint’s publicly filed historical financial statements is correct.

Results of Investigation – Business Practice Matters

Product Revenue Management

The Audit Committee determined that the Company’s personnel, including sales teams and senior executives, were focused on the Company’s budget and the need to meet or exceed budgeted revenue projections on a quarterly basis. In that regard, the Audit Committee found evidence of the practice of seeking customer agreement to receive product either earlier or later than scheduled delivery dates depending on the Company’s budget needs in a particular quarter. The investigation did not uncover any evidence that customer rights or needs were abrogated and found that all shifts in delivery dates occurred with the permission of the customer. The investigation also did not uncover evidence that unfinished products were shipped in order to shift quarterly revenue. The Audit Committee concluded that these actions did not constitute fraud or other unlawful conduct and that the accounting treatment was appropriate. However, the Audit Committee concluded that these practices allowed the Company, among other things, to avoid overshooting revenue targets, which may have signified unwanted volatility. That is, the Audit Committee found that it was not best business practice to have delivery decisions influenced by revenue recognition factors.

Financial Recordkeeping Practices

The Audit Committee found that during Mr. Nissim’s tenure as Chief Financial Officer of Verint, the practices of the Finance Department in documenting transactions, conclusions with respect to management judgment and retaining documentation were significantly deficient. These deficiencies were found to have impeded the investigation. As such, the Audit Committee determined that enhancement of the Company’s record retention practices is necessary.

Results of Investigation – Accounting Matters

Reserves

The Audit Committee found that, prior to the fiscal year 2002, which ended January 31, 2003, the accounting reserves were intentionally overstated during the covered period but not for the purpose of managing earnings. The Audit Committee found no evidence indicating that reserves were intentionally overstated in any period after fiscal year 2002. In addition, the Audit Committee found that the process of manipulating reserves was neither methodical nor systematic and found no evidence of purposeful manipulation. Instead, the “process” was far more ad hoc and limited to actions by a small number of employees, including the Company’s former Chief Financial Officer, Igal Nissim, and certain of his direct reporting employees. Further, the Audit Committee concluded that the intent in overstating reserves was to build a conservative reserve to protect against unanticipated future expenses and to allow future flexibility. The Audit Committee did not find any direct evidence that the purpose was to manage earnings or to hit a certain earnings target, nor did it find any connection between Mr. Nissim’s actions at Verint and the allegations of Mr. Kreinberg regarding reserves.

Revenue Recognition

As discussed above, the Audit Committee found that the Company had the practice of seeking customer agreement to receive product either earlier or later than previously scheduled depending on the Company’s budget needs in the particular quarter. The Audit Committee found that this practice was properly accounted for.

In connection with the independent investigation, the Audit Committee also reviewed the Company’s accounting treatment for revenue recognition under complex contractual arrangements pursuant to AICPA Statement of Position (SOP) 97-2, Software Revenue Recognition (“SOP 97-2”). The investigation revealed no contemporaneously prepared documentation analyzing the adoption of SOP 97-2 and limited documentation analyzing periodic compliance with SOP 97-2.

As reported by Verint on November 5, 2007, in addition to the Audit Committee’s review of the Company’s software revenue recognition polices, Verint has begun performing a comprehensive review of its license and sales agreements, as well as re-performing technical calculations associated with the establishment of vendor specific objective evidence (“VSOE”) in accordance with SOP 97-2. VSOE calculations involve making determinations regarding the fair value of the Company’s maintenance, professional and implementation services, as well as the application of the relative fair value method to allocate revenue to each element of the Company’s bundled hardware and software arrangements. If the Company for accounting purposes is unable to determine the fair value of an undelivered element within a multiple element arrangement, as defined by VSOE, revenue for the entire arrangement is generally deferred until all elements have been delivered.

Upon the completion of the Company’s comprehensive review of its historical application of SOP 97-2, including the related audit, the results will be reviewed by the Audit Committee.

Backlog and Reclassifications

The investigation did not reveal manipulation of backlog or improper expense classifications by Verint. However, in the course of the investigation, BDO conducted a review of income statement classifications at Verint and its significant subsidiaries and found that in certain periods, certain royalties and license fees were misclassified as either SG&A expenses or R&D, and instead should have been classified as COGS. The Company has determined that such misclassification is not expected to have a material impact on the Company’s financial statements.

Restatement of Financial Statements, Personnel Conclusions and Actions, and Remedial Measures

Accounting

As a result of the backdating of the Comverse stock options granted to Verint employees, and as previously disclosed by Verint on February 23, 2007, Verint expects to record additional non-cash stock-based compensation expense in prior periods. For the five fiscal years ended January 31, 2008, 2007, 2006, 2005 and 2004, the Company expects this charge to be approximately $0, $0, $28,000, $46,000 and $105,000, respectively, and less than $20 million in the aggregate for all periods. These figures exclude any tax expense or related payments, which have not yet been fully determined but are not expected to exceed $2.0 million. Additionally, the Company expects to record in April 2006 a non-cash stock-based compensation charge in the approximate amount of $6.3 million related to the modification of stock options extending their life during the period the Company has not been current in its financial filings with the SEC.

The Audit Committee examined the reserve spreadsheets and conducted an analysis of the bases and methodologies followed in the recording of reserves and accruals, and has proposed adjustments to the historical accounting recorded by the Company, and the restatement related to reserves is expected to affect periods during which the overstatement of reserves occurred and subsequent periods in which overstated reserves were reduced. In addition, any restatement of historical financial statements is expected to include adjustments relating to the Company’s historical application of SOP 97-2.

The Company expects the restatement to have a material impact on the Company’s historical financial statements, including on reserves, accruals, revenue recognition and stock option expense. Nevertheless, based on currently available information, Verint believes that its restatement is not expected to impact the existence of Verint’s aggregate revenues of Verint over the periods in question, including deferred revenue, or the validity of the transactions underlying the Company’s revenue. Further, except for the impact of any tax expense or related payments in connection with the recognition of stock option expense, the restatement is not expected to impact historically reported cash balances and cash flows.

Personnel

The Audit Committee concluded that Dan Bodner, Verint’s Chief Executive Officer, or any other current executive officer of the Company, did not participate in unlawful activities or wrongful conduct. Nevertheless, the Audit Committee did note that the product revenue management practices described above, while not unlawful or violative of accounting principles, were not best business practice and should be remedied.

Based on its investigation, the Audit Committee recommended that the Company’s former Chief Financial Officer, Igal Nissim, should be terminated without bonus or severance subject to terms of his employment agreement and in compliance with applicable law. Specifically, the Audit Committee faulted Mr. Nissim for, among other items, (i) deficiencies in the Finance Department’s documentation of transactions and conclusions with respect to management judgment and in failing to retain sufficient documentation; (ii) manipulation of the Company’s reserves as described above; and (iii) a failure to properly document revenue recognition policies in a manner that allowed evaluation of compliance with SOP 97-2.

As of December 2006, Mr. Nissim no longer had any role relating to the preparation of the Company’s financial statements or other public disclosures as he resigned from his role as Verint’s Chief Financial Officer and as a member of the Board of Directors but remained a Verint employee in a non-financial reporting position. In October 2007, the Board recommended that Mr. Nissim’s employment with the Company be terminated, subject to compliance with the terms of his employment agreement and applicable law. Since October 2007, Mr. Nissim has been relieved of his remaining active duties and responsibilities relating to the Company.

The Audit Committee also recommended that the Company terminate its relationship with three other finance personnel based on the findings that they had participated in the misconduct described above.

Remedial Measures

The Audit Committee recommended several remedial programs, including the following:

•	Adoption and enforcement of policies regarding revenue recognition documentation in each of the business areas and regions;

•	Establishment of an Internal Audit function;

•	Improvement of existing fraud detection practices, including implementation of an active fraud, waste and abuse training program;

•	Significant investment in business information systems;

•	Consideration of whether to release only annual guidance or to eliminate market guidance altogether; and

•

Implementation of training for executive officers in the areas of business ethics, understanding financial statements and processes, and best management practices, as well as similar programs for other Company personnel, as appropriate.

The Company is also developing a formal document retention policy to be applied to the Finance Department and all other functional areas of the Company, and had already been developing new policies and procedures similar to the foregoing Audit Committee recommendations. For example, to ensure accurate and supportable liability and reserves accounting going forward, the Company is establishing new policies and procedures governing the support and review of reserve accounts. Detailed supporting analysis will now be required for each of the reserve accounts along with an appropriate level of formal management review and signoff to assure consistent and accurate liability accrual accounting. This new accounting policy and process will be formally implemented during the Company’s first quarter ending April 30, 2008.

In addition, the Company is working with various expert consultants, and is in discussion with D&T, to ensure appropriate application of current revenue recognition rules and interpretations to the Company’s financial statements. It is expected that all of the material revenue recognition policies, procedures and controls will be implemented by April 30, 2008.

In the last two years, Verint has also hired a new Chief Financial Officer, reorganized its Finance Department, increased staffing levels and hired more experienced finance personnel. Verint has also established a compliance department to monitor and test controls related to Sarbanes-Oxley compliance. The Company is in the process of broadening the scope of the compliance department to include a more formalized Internal Audit function, which will test compliance with internal procedures and policies related to all aspects of financial reporting on a periodic basis.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release of Verint Systems Inc., dated March 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: March 20, 2008

	By:	/s/ Peter D. Fante
	Name:	Peter D. Fante
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Verint Systems Inc., dated March 20, 2008.